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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_| Preliminary Proxy Statement            |_| Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
|_| Definitive Proxy Statement

|_| Definitive Additional Materials

|X| Soliciting Material Under Rule 14a-12

                                RFS BANCORP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1) Title of each class of securities to which transaction applies:
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              computed pursuant to Exchange Act Rule 0-11 (set forth the
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                                  NEWS RELEASE


FOR IMMEDIATE RELEASE
April 27, 2001
                                           Contacts:
                                           Kevin T. Bottomley, President & CEO
                                           Danvers Savings Bank
                                           (978) 739-0263

                                           James J. McCarthy, President & CEO
                                           RFS Bancorp, Inc.
                                           (781) 284-7777


              DANVERS BANCORP, INC. AND REVERE, MHC ANNOUNCE MERGER

         Danvers, MA and Revere, MA, April 27, 2001 -- Danvers Bancorp, Inc., Danvers, Massachusetts ("Danvers Bancorp") and Revere, MHC have entered into an Agreement and Plan of Merger (the "Agreement"). Danvers Savings Bank is a Massachusetts chartered savings bank which is wholly-owned by Danvers Bancorp, Inc., a Massachusetts corporation. Revere Federal Savings Bank ("Revere Bank") is a federally-chartered stock savings bank which is wholly-owned by RFS Bancorp, Inc. (OTC Bulletin Board: RFED) ("RFS Bancorp") which is a federally-chartered mid-tier holding company and subsidiary of Revere, MHC, a federally-chartered mutual holding company. Pursuant to the Agreement, the mutual holding company structure of Revere, MHC will be eliminated and Revere Bank will ultimately merge with and into Danvers Savings Bank and will operate as a division of Danvers Savings Bank. The stockholders of RFS Bancorp other than Revere, MHC (the "Public Stockholders") will receive $22.75 in cash in exchange for each share of common stock.

         Kevin T. Bottomley, President and CEO of Danvers stated, "This transaction represents a natural expansion for us. It is really the best of all worlds. We expand geographically and increase our market share substantially while merging with an organization that shares similar corporate values. Both institutions are community-oriented financial institutions, and we look forward to serving Revere's market. The key to success for this transaction is that Revere's current strong management team and employee base is being kept intact. We are expecting a seamless transaction."

         The transaction is subject to several conditions, including the receipt of regulatory approvals and the approval of the stockholders of RFS Bancorp. The common stock of RFS Bancorp currently trades over the counter under the symbol "RFED."

         Pursuant to the Agreement, two members of RFS Bancorp's Board will become members of Danvers' Board. In addition, Danvers will establish a Revere Advisory Board consisting of Revere's current Board members. The President and Chief


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Executive Officer of Revere will continue to serve as President of Revere as a division of Danvers Savings Bank. Mr. McCarthy will also serve as an Executive Vice President at Danvers Bancorp.

         President and Chief Executive Officer of Revere, James J. McCarthy states, "We are excited about becoming part of the Danvers family. We believe this type of transaction allows our Public Stockholders to receive a significant premium for their stock while our depositors retain their membership rights in Danvers. Our companies have similar business approaches and compatible product lines. This strategic alliance with Danvers will give us the opportunity to expand our delivery channels and allow us to compete in a much broader market."

         Danvers Savings Bank, founded in 1850, serves its communities through seven offices, including six full-service branches located on the North Shore. At December 31, 2000, Danvers Savings Bank had total assets of $454 million, deposits of $352 million and net worth of $39 million. As of December 31, 2000, Revere Bank had total assets, deposits and stockholders' equity of $145 million, $92 million and $10.7 million, respectively. Revere currently operates two full-service branches located in Revere and Chelsea, Massachusetts.

         THIS PRESS RELEASE CONTAINS CERTAIN STATEMENTS THAT ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. RELIANCE SHOULD NOT BE PLACED ON FORWARD-LOOKING STATEMENTS BECAUSE THEY INVOLVE UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH ARE, IN SOME CASES, BEYOND THE CONTROL OF RFS BANCORP, INC., AS THE CASE MAY BE. ACTUAL EVENTS, PERFORMANCE AND RESULTS COULD DIFFER MATERIALLY FROM THE ANTICIPATED EVENT, PERFORMANCE OR RESULTS EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. THE FACTORS WHICH MAY CAUSE SUCH DIFFERENCES INCLUDE, AMONG OTHER FACTORS, THE ABILITY OF THE PARTIES TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT, CONDITIONS IMPOSED ON THE CONSUMMATION OF SUCH TRANSACTIONS BY REGULATORY AGENCIES, THE COMPETITIVE ENVIRONMENT AND GENERAL ECONOMIC CONDITIONS.

         Investors and security holders are advised to read the proxy statement and other documents related to the Danvers and Revere, MHC merger when they become available and any amendments to these documents when they become available because they will contain important information. Investors and security holders may obtain these documents free of charge, when available, and other documents filed by RFS Bancorp with the Securities and Exchange Commission at the SEC's Internet web site (www.sec.gov) and these documents may be obtained for free from RFS Bancorp by directing such request to RFS Bancorp, Inc., 310 Broadway, P.O. Box 509, Revere, Mass. 02151, telephone 781-284-7777.

         RFS Bancorp and its directors intend to solicit proxies from RFS Bancorp shareholders in favor of the merger. The names of the directors of RFS Bancorp and information regarding their security holdings may be obtained for free from RFS Bancorp by directing such request to RFS Bancorp, Inc., 310 Broadway, P.O. Box 509, Revere, Mass. 02151, telephone 781-284-7777.